UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 26, 2013
Date of Report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2013, Amyris, Inc. (the “Company”) sold and issued a 1.5% Senior Unsecured Convertible Note Due 2017 to Total Energies Nouvelles Activités USA (f.k.a. Total Gas & Power USA, SAS) (“Total”) in the face amount of $20.0 million (the “Note”).  The sale was completed under that certain Securities Purchase Agreement, dated as of July 30, 2012 (the “Purchase Agreement”), by and between the Company and Total.  The description of the Purchase Agreement and related agreements with Total set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2012 (the “Previous Report”) is incorporated herein by reference.

Background

The Purchase Agreement contemplates the sale of an aggregate of $105.0 million in Notes (including the Note) as follows:

•
As part of an initial closing under the Purchase Agreement (which initial closing was completed in two installments), (i) on July 30, 2012, the Company sold an initial 1.5% Senior Unsecured Convertible Note Due 2017 to Total in the face amount of $38.3 million and (ii) on September 14, 2012, the Company sold an additional 1.5% Senior Unsecured Convertible Note Due 2017 to Total in the face amount of $15.0 million (such notes, collectively with the Note and additional notes in the same form to be sold under the Purchase Agreement in the future, the “Notes”) for $38.3 million in proceeds, including $15.0 million in new funds and repayment by the Company of $23.3 million in previously-provided diesel research and development funding by Total.

•
The Purchase Agreement provided that additional Notes could be sold in subsequent closings in July 2013 (for cash proceeds to the Company of $30.0 million) and July 2014 (for cash proceeds to the Company of $21.7 million, which would be settled in an initial installment of $10.85 million payable at such closing and a second installment of $10.85 million payable in January 2015).

In March 2013, the Company entered into a letter agreement with Total under which Total agreed to waive its right to cease its participation in a fuels collaboration with the Company at a July 2013 decision point (as described in the Previous Report), and committed to proceed with the July 2013 funding tranche of $30.0 million, subject to satisfaction by the Company of certain closing conditions in the Purchase Agreement.  As consideration for this waiver and commitment, among other things, the Company agreed to reduce the conversion price for the Notes to be issued in connection with the 2013 funding from $7.0682 per share to $3.08 per share.  In addition to the foregoing, Total also agreed that, at the Company’s request and contingent upon the Company meeting its obligations described above, it would pay advance installments of the amounts otherwise payable at the July 2013 closing.  Specifically, if the Company requested such advance installments, subject to certain closing conditions and delivery of certifications regarding the Company’s cash levels, Total was obligated to fund $10.0 million no later than May 15, 2013 and an additional $10.0 million no later than June 15, 2013, with the remainder funding on the original July 2013 closing date.  The Company did not request the initial advance, but did request the June advance, under which a $10.0 million note was previously issued as contemplated by the letter agreement.  The Note represents the balance of the Notes issuable by the Company to Total under the Purchase Agreement in 2013.

Terms of Note

The Note has a March 1, 2017 maturity date and a conversion price equal to $3.08 per share of Company common stock (the “Common Stock”).  The Note becomes convertible into Common Stock or payable by the Company to Total depending on various conditions, including whether or not Total makes certain “Go” or “No-Go” decisions with respect to its participation in the fuels collaboration between the Company and Total, descriptions of which are provided in the Previous Report.  Specifically, the Note becomes convertible into Common Stock (i) within 10 trading days prior to maturity (if it is not canceled prior to its maturity date based on a Go decision), (ii) on a change of control of the Company, (iii) if Total is no longer the largest stockholder of the Company following a No-Go decision (subject to a six-month lock-up with respect to any shares of Common Stock, issued upon conversion), and (iv) on a default by the Company.  If Total makes a final Go decision, then the Note will be exchanged by Total for equity interests in the fuels joint venture contemplated by the collaboration, after which the Note will not be convertible and any obligation to pay principal or interest on the Note will be extinguished.  If Total makes a No-Go decision, outstanding Notes will remain outstanding and become payable at maturity.  The Note bears interest of 1.5% per year (with a default rate of 2.5%), accruing from date of funding and payable at maturity or on conversion or a change of control where Total exercises a right to require the Company to repay the Note, as described in the Previous Report.  Accrued interest is canceled if the Note is canceled based on a Go decision.

The conversion price of the Note is subject to adjustment for proportional adjustments to outstanding Common Stock and under anti-dilution provisions in case of certain dividends and distributions.  Total has a right to require repayment of 101% of the principal amount of the Note in the event of a change of control of the Company and the Note provides for payment of unpaid interest on conversion following such a change of control if Total does not require such repayment.  The Purchase Agreement and Note include covenants regarding payment of interest, maintenance of the Company’s listing status, limitations on debt, maintenance of corporate existence, and filing of SEC reports.  The Note includes standard events of default resulting in acceleration of indebtedness, including failure to pay, bankruptcy and insolvency, cross-defaults, and breaches of the covenants in the Purchase Agreement and the Note (and other notes issued under the Purchase Agreement), with added default interest rates and associated cure periods applicable to the covenant regarding SEC reporting.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Note as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.

Date: July 29, 2013	By:	/s/ Steven R. Mills
Steven R. Mills Chief Financial Officer